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                                                                    Exhibit 23.5

                  CONSENT OF PIPER MARBURY RUDNICK & WOLFE LLP

     Acting as counsel to rStar Corporation in connection with the registration statement on Form F-4 (No. 333-71422) (the "Registration Statement") being filed today by Gilat Satellite Networks Ltd., we consent to the reference to our firm under the caption "Taxation" in the offer to exchange/prospectus forming a part of the Registration Statement.



                                          Very truly yours,


                                          /s/  Piper Marbury Rudnick & Wolfe LLP

                                          PIPER MARBURY RUDNICK & WOLFE LLP

Baltimore, Maryland
January 15, 2002